JUN-02-2000 13:33

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:16 PM 06/02/2000
001282245 - 3238559

**CERTIFICATE OF LIMITED PARTNERSHIP**

**OF**

**UHS OF PEACHFORD, L.P.**

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is UHS of Peachford, L.P.

II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

| NAME | MAILING ADDRESS |
|---|---|
| UHS of Georgia, Inc. | 367 South Gulph Road<br>King of Prussia, PA 19406 |

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of UHS of Peachford, L.P., as of June 2, 2000.

By: Celeste A. Kuch

Celeste A. Kuch, Assistant Secretary
UHS of Georgia, Inc., as General Partner